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                                                                      EXHIBIT 23




                              ACCOUNTANTS' CONSENT


The Board of Directors and Shareholders
Matria Healthcare, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-100977, 333-90822, 333-72516, 333-72512, 333-69347, 333-42856, 333-02283,
333-01883 and 333-01539) on Form S-8 of Matria Healthcare, Inc. of our report dated February 14, 2003, relating to the consolidated balance sheets of Matria Healthcare, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, common shareholders' equity and comprehensive earnings (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the 2002 Annual Report on Form 10-K of Matria Healthcare, Inc.

Our report refers to a change in the method of accounting for goodwill in 2002 upon the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.


                                                                    /s/ KPMG LLP

Atlanta, Georgia
March 28, 2003